Exhibit 3.1.1
ARTICLES OF ORGANIZATION WY Secretary of Stats OF Creo Manufacturing America LLC The undersigned hereby forms a limited liability company under the Wyoming Limited Liability Company Act and adopts as the Articles of Organization of such limited liability company the following: I. The name of the limited liability company: Creo Manufacturing America LLC (“Company”). 11 Status as a flexible limited liability company: The Company elects status as a flexible limited liability company as authorized by wyo. stat. §17-15-107(a)(x) and shall adopt provisions within its operating agreement as authorized by wyo. stat. § 17-15-144. cz /, Ill. The period of its duration: The Company shall have a perpetual duration. rr 13 co IV. The purpose for which the limited liafeillH:y company is organized: The Company shall have unlimited power to engage in and do any lawful act concerning any or all lawful businesses for which limited liability companies may be organized according to the laws of the State of Wyoming including all powers and purposes now and hereafter permitted by law to a limited liability company, except for the purpose of banking or. acting as an insurer as defined in W.S. §26-1-102(a) (xvi). V. A. The address of the principal place of business in Wyoming: 1720 Carey Avenue Suite 200 Cheyenne WY 32001 B. The name and address of the registered agent in Wyoming: Hirst & Applegate, P.C. 1720 Carey Avenue Suite 200 Cheyenne, WY 82001 VI. The total amount of cash and a description and agreed value of property other than cas-h contributed: $1.00 VII. The total additional contributions, i£ any, agreed to be made by all members and the times at which or events upon the happening of which they shall be made:
Additional contributions shall be made at such times and in such amounts as may be agreed as provided in the Operating Agreement of the Company. VTII. The right, if given, of the members to admit additional members, and the terms and conditions of the admission: Additional members may be admitted at such times and on such terms and conditions as may be agreed as provided in the Operating Agreement of the Company. -2-

IX. The right, if given, of the remaining members of the limited liability company to continue the business on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the limited liability company: The remaining members of the Company may continue the business upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the Company as provided in the Operating Agreement of the Company. X. Management: The Company is to be managed by four (4) Managers. The names and addresses of the initial Managers who are to serve as Managers until the first annual meeting of Members or until their successors are elected and qualify are: Paul Kacir 3700 Gilmore Way Burnaby, British Columbia CANADA V5G 4M1 Yochai Manor Creo Americas, Inc. 3 Federal Street Billerica, MA 01821 Arnon Dror Creo Americas, Inc. 3 Federal Street Billerica, MA 01821 Marcia Moore Creo Americas, Inc. 3 Federal Street Billerica, MA 01821 XI. Indemnity: (1) The Company shall indemnify an individual made a party to a proceeding because he is or was a member, manager, officer, employee or agent of the Company against liability incurred in the proceeding if: (a) He conducted himself in good faith, and (b) He reasonably believed that his conduct was in or at least not opposed to the Company’s best interest; and -3-

(c) In the case of any criminal proceeding, he’ had no reasonable cause to believe his conduct was unlawful-, (2) Indemnification shall also be provided for an individual’s conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interests of the participants in and beneficiaries of plan. (3) The Company shall pay for or reimburse the reasonable expenses incurred by a member, manager, officer, employee or agent of the Company who is a party to a proceeding in advance of final disposition of the proceeding if: (a) The individual furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct described herein; (b) The individual furnishes the Company £ written undertaking executed personally or on his behalf to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the law. The undertaking required by this paragraph shall be an unlimited general obligation, but need not be secured and may be accepted without reference to financial ability to make repayment. (4) The indemnification and advance of expenses authorized herein shall not be exclusive to any other rights to which any member, manager, officer, employee or agent may be entitled under any by-law, agreement, vote of members or dis interested managers or otherwise. The Articles of Organization shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto. These Articles of Organization shall be interpreted as mandating indemnification and advancement of expenses to the extent permitted by law, XII. Any other provision for the regulation of the internal affairs of the limited liability company: None except as otherwise may be provided in the Operating Agreement of the Company,

Dated: January 13, 2004. JON STATE OF WYOMING COUNTY OF LARAMIE } } SS } I, John J. Metzke, being first duly sworn, depose and state that I am the Organizer named in the foregoing Articles of Organization, that I have read the contents of the same, and that the statements contained in such Articles of Organization are true to the best of my knowledge. JOHN J\. MEIIZKE \J ‘-* Before me, a Notary Public in and for said county and state, personally appeared John J. Metzks, who being first duly sworn by me upon his oath said and acknowledged the facts alleged in the foregoing instrument are true to best of his knowledge. Witness my hand and official seal this 13th day of January, 2004. My commission expires: July 6, 2007. jpC] LEANDR, notary PUBLIC

WRITTEN CONSENT TO APPOINTMENT BY REGISTERED AGENT 1. The undersigned, Hirst & Applegate, P.C., designated as registered agent in the Articles of Organization of Creo Manufacturing America LLC voluntarily consents to serve as the registered agent for Creo Manufacturing America LLC. 2. The undersigned knows and understands the duties of a registered agent as set forth in the Wyoming Limited Liability Company Act. Dated: January 13, 2004. , P.C.

EXHIBIT A LIMITED LIABILITY COMPANY AMENDMENT TO ARTICLES OF ORGANIZATION Wyoming Secretary of State Corporations Division The State Capitol Building Cheyenne, WY 82002-0020 WY Secretary of State FILED: 08/16/2007 Original fO: 2004-000460497 Amendment ID; 2007-000634328 The name of the limited liability company is: Creo Manofactiaring America LLC Article X ___is amended as follows: X. Management: The Company is to be managed by a minimum of eoe (1) and a maximum of four (4) Managers. The above ameodments are adopted in accordance with the operating agreement or with the consent of all members, Date: August 7.2001 By: Laurence L. Hickey Title: Manager Filing Fee: $30.00 Revised 5/2000 WY047 — 6C26TO C T %mra Oaliae

LIMITED LIABILITY COMPANY STATEMENT OF CHANGE OF REGISTERED AGENT AMVOR REGISTERED OFFICE FELED: 09/21/2005 CB ; 2004-00460497 WY Secretary of Stale Doc. ID: 2005-00499877 Wyoming Secretary of State The Capitol Building, Room 110 200 W. 24th Street Cheyenne, WY 82002-0020 Phone (307) 777-73 11/7312 Fax (307)777-5339 E-mail: corporations@state.wy.iis Pursuant to the provisions of Wyoming’s Limited Liability Company Act, (he undersigned company, organized under the laws of the state of Wyoming, submits the fallowing statement for the purpose of changing its registered office or its registered agent or both, in the state of Wyoming. 1. 2. The name of the company is : Creo Manufacturing America IJLC The address of its current registered office is: 1720 Carey Avenue. Suite 200 Cheyenne. WY 82001 ___3. is: If the address of the registered office has changed, the address of the new registered office 172U carey Avenue Cheyenne, Wyoming82001 4. 5. 6. 7. The name of its current registered agent is: . Hirst. SApplegst e, F. C. If the registered agent has changed, the name of the suqcessor registered agent is: C T Corporation System The address of the registered office and the address of the business office of the registered agent, as changed, is identical. This change was authorized by affirmative vote of the majority of the members of the limited company. : Sen. Filing Fee: For J — 5 Statement of Changes $20.00 each For more than 5 Statement of Changes $10.00 each llraochg — Revised: 9/2003 WV049 — 12/05/03 C T Sjnum Online

CONSENT TO APPOINTMENT
BY REGISTERED AGENT

Wyoming Secretary of State
The Capitol Building, Room 110
200 W. 24th Street
Cheyenne, WY 82002-0020

Phone (307) 777-7311/7312
Fax (307) 777-5339
E-mail: corporations@state.wy.us

I, CT Corporation System, voluntarily consent to serve as the registered agent for Creo Manufacturing America LLC on the date shown below.

The registered agent certifies that he is: (check one)

- [ ] (a) *An individual who resides in this state and whose business office is identical with the registered office;*
- [ ] (b) *A domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office; or*
- [x] (c) *A foreign corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.*

Dated this 19th day of September, 2005.

CT Corporation System

By: Curt Kreisel Curt Kreisel, Asst. Sec.
Signature of Registered Agent

Revised: 9/2003

WY049 - 12/05/03 C T System Online